Exhibit 99.1

Columbus McKinnon Announces CFO Transition

John R. Linker Appointed Chief Financial Officer

Company Reaffirms Fiscal Year 2027 Guidance

CHARLOTTE, N.C., July 1, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“Columbus McKinnon” or the “Company”), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced the appointment of John R. Linker as the Company’s new Executive Vice President of Finance and Chief Financial Officer, effective as of July 1, 2026. Linker will report directly to David J. Wilson, Columbus McKinnon’s President and Chief Executive Officer and succeeds Gregory P. Rustowicz.

“John is a proven leader with deep experience and a consistent track record of strengthening organizational talent, improving operational performance, leading complex integrations, and delivering significant earnings growth. I am pleased to welcome John to Columbus McKinnon. His more than two decades of value-creation focused leadership within global industrial manufacturing businesses will help accelerate our next phase of growth and transformation,” said Wilson.

Most recently, Linker served as CFO of Husky Technologies Limited, where he improved financial flexibility and drove record earnings performance through profitable growth and margin expansion initiatives. Prior to Husky, Linker served as CFO and COO of Serta Simmons Bedding LLC where he led the finance, operations, supply chain, sourcing and information technology functions and executed a commercial and operational turnaround that drove substantial margin improvement. Previously, Linker held several leadership positions at JELD-WEN Holding, Inc., including CFO, where he oversaw initiatives that led to significant earnings growth and enabled their successful IPO in 2017.

Linker commented, “I am thrilled to join Columbus McKinnon at such an exciting time for the Company. Columbus McKinnon has a long track record of market leadership earned by solving its customers’ most critical requirements. I am optimistic about the future and look forward to partnering with David and the leadership team to execute on the Company’s strategy and drive results.”

“On behalf of the entire Columbus McKinnon team, I would like to thank Greg for his contributions to the Company over the past fifteen years. We are grateful for his service and wish him every success in the future,” added Wilson.

The Company reaffirmed its fiscal year 2027 guidance, as previously announced in the fourth quarter and fiscal year 2026 earnings release issued on June 4, 2026.

About Columbus McKinnon

CMCO is a global leader in intelligent motion solutions designed to advance performance and productivity, helping customers move the world forward with confidence. Guided by its mission to deliver innovative solutions with unmatched safety, quality and reliability, CMCO enables efficient lifting, positioning, securing and movement of materials across a wide range of end markets. Its portfolio spans five key platforms: lifting hardware consumables, hoists and cranes, precision conveyance, automation and linear motion. Driven by a vision for a safer, more productive tomorrow, CMCO partners with customers to solve some of their most complex intralogistics challenges and keep industry in motion. Comprehensive information is available at www.cmco.com.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including, but are not limited to, statements relating to (i) our strategy, outlook and growth prospects and (ii) reaffirmation of the Company’s fiscal year 2027 guidance are forward-looking statements. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

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Contact:

Kristine Moser

VP, Investor Relations and Treasurer

Columbus McKinnon Corporation

704-322-2488

kristy.moser@cmco.com

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